UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2013

NN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)
(423) 743-9151
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of the shareholders of NN, Inc. (the “Company”) was held on May 16, 2013. At the Annual Meeting, the following proposals were considered:

(1)	The election of two Class III directors to serve for a term of three years;

(2)	An advisory resolution to approve executive compensation; and

(3)	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2013.

Each of the proposals were approved, and the final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

Proposal 1

Two Class III directors were elected, and the aggregate votes cast for or withheld, and the broker non-votes were as follows:

	For	Withheld	Broker Non-Votes
Richard G. Fanelli	10,080,404	1,974,583	2,983,275
Michael E. Werner	11,336,951	718,036	2,983,275

Proposal 2

The advisory resolution on the compensation of our named executive officers was approved, and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
11,286,099	691,779	77,109	2,983,275

Proposal 3

The Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2013 was ratified, and the aggregate votes cast for or against and the abstentions, were as follows:

For	Against	Abstentions
14,394,941	629,204	14,117

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013

NN, Inc.

By: /s/ William C. Kelly, Jr.
Name:   William C. Kelly, Jr.
Title:Vice President and Chief Administrative Officer